For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Fourth Quarter 2014 Results

and Announces Increased Quarterly Dividend

January 20, 2015, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the fourth quarter of 2014 of $5.9 million, or $0.30  per diluted share, compared to $5.3 million, or $0.27 per diluted share, for the third quarter of 2014.  Net income for the year ended December 31, 2014 totaled $21.0 million, or $1.07 per diluted share, compared to $17.4 million, or $0.89 per diluted share, for the year ended December 31, 2013.

Southwest announced that its board of directors has approved an increase in the quarterly cash dividend from $0.04 per share to $0.06 per share payable February  13, 2015 to shareholders of record as of January 30, 2015.

Mark Funke, President and CEO, stated, “The quarterly and annual results reflect continued improvement in asset quality and our focus on growing loans and customer relationships. Our efforts produced several highlights.

•	Loan growth in the fourth quarter was $32.6 million and $129.1 million or 10% for the year.
•	The quarterly net interest margin was 3.47% (normalized) for December 31, 2014 compared to 3.44% for September 30, 2014 and 3.42% for December 31, 2013.
•

Asset quality improved as nonperforming loans decreased $5.6 million, or 37%, and potential problem loans decreased $30.3 million, or 47%,  during the fourth quarter. The improved asset quality resulted in a negative provision of $2.4 million for the quarter.”

“Our positive financial results for 2014 reflect the good work of our associates at Bank SNB and a growing customer base.  Additionally, our earnings reflect several positive one-time events, including the divestiture of three branches during the second quarter resulting in $4.4 million in pre-tax income. We will continue to focus our company on growing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing our expenses.”

On November 19, 2014,  Southwest’s banking subsidiary, Bank SNB,  welcomed five established bankers from the Fort Worth, Texas area, and announced the filing of an application for a full-service branch in Fort Worth, Texas, which was approved and the branch formally opened on January 9, 2015.

In the third quarter, Southwest’s board of directors authorized the repurchase of up to 5.0% or 990,000 shares, of its outstanding common stock, par value $1.00 per share. The share repurchases are expected to be made primarily on the open market from time to time until August 14, 2015.  Repurchases under the program are available at the discretion of management based upon market, business, legal, and other factors.  During the third and fourth quarters, Southwest repurchased 617,818 shares for a total of $10.3 million in treasury stock.

Financial Overview

Condition:    At December 31, 2014, total assets of $1.9 billion increased $41.1 million from September 30,  2014.  Total loans of $1.4 billion increased $32.6 million from September 30, 2014 and total investment securities of $365.6 million decreased $5.0 million compared to September 30, 2014.  Cash and cash equivalents at December 31, 2014 were $140.9 million,  up  $10.8 million from September 30, 2014.

At December 31, 2014, the allowance for loan losses was $28.5 million, compared to $36.7 million at December 31, 2013 and $30.9 million at September 30, 2014.  The allowance for loan losses to portfolio loans was 2.03% as of December  31, 2014, compared to 2.89% as of December 31, 2013 and 2.27% as of September 30, 2014.  The allowance for loan losses to nonperforming loans was 302.26% as of December 31, 2014, compared to 184.5% as of December 31, 2013 and 205.29% as of September 30, 2014.

Nonperforming loans were $9.4 million at December 31, 2014, a decrease of  $10.5 million from December 31, 2013, and a decrease of  $5.6 million from September 30, 2014.  Other real estate at December 31, 2014 was $3.1 million, an increase of $0.4 million from December 31, 2013,  but a decrease of $0.4 million when compared to September 30, 2014.  Nonperforming assets were $12.5 million, or 0.89% of portfolio loans and other real estate, as of December 31, 2014, compared to $22.5 million, or 1.77% of portfolio loans and other real estate, as of December 31, 2013, and $18.5 million, or 1.36% of portfolio loans and other real estate, as of September 30, 2014.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 94%  and 92% of total funding as of December 31, 2014 and September 30, 2014, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 6% and 8%  of total funding at December 31, 2014 and September  30, 2014, respectively.  See Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of December 31, 2014 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $334.3 million, for a total risk-based capital ratio of 20.96%, and Tier 1 capital was $314.2 million, for a Tier 1 risk-based capital ratio of 19.70%.  Bank SNB had total regulatory capital of $298.2 million, for a total risk-based capital ratio of 18.81%  and Tier 1 capital of $278.2 million, for a Tier 1 risk-based capital ratio of 17.55%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Fourth Quarter Results:

Summary:  For the fourth quarter of 2014, net income was $5.9 million, compared to $6.8 million for the fourth quarter of 2013 and $5.3 million for the third quarter of 2014.

The $0.9 million decrease in our net income compared to the fourth quarter of 2013 was primarily the result of a $4.1 million decrease in the negative provision for loan losses, offset in part by a $1.5 million increase in noninterest income, a $1.0 million decrease in noninterest expense, and a $0.8 million increase in net interest income.

The $0.6 million increase in net income compared to the third quarter of 2014 was primarily due to the $0.8 million increase in net interest income and the $1.5 million increase in noninterest income, due to the current quarter’s gain recognized on the divestiture of a private equity investment and interest rate swap income recognized in the quarter.  These increases were offset in part by a $0.5 million decrease in the negative provision for loan losses and a $0.7 million increase in noninterest expense, primarily driven by increased other real estate expenses and a write-down of certain leasehold improvements.

Net Interest Income:    Net interest income totaled $16.6 million for both the fourth quarter of 2014 and 2013, and $15.8 million for the third quarter of 2014,  an increase of $0.8 million, or 5%.  Net interest margin was 3.52% for the fourth quarter of 2014, compared to 3.42% for the fourth quarter of 2013 and 3.44% for the third quarter of 2014.    Included in interest income for the fourth quarter of 2014 was $0.2 million due to interest recovery on nonaccrual loans. The net effect of this additional income on the net interest margin was  a  5 basis point increase in the fourth quarter of 2014.  Loans (including loans held for sale) increased $32.6  million, or 2%, when compared to September  30, 2014.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision (or credit) of  $2.4 million for the fourth quarter of 2014, compared to a negative provision of $6.5 million for the fourth quarter of 2013, and a negative provision of $2.9 million for the third quarter of 2014.  During the fourth quarter of 2014,  net charge-offs totaled $0.1 million, or 0.02% (annualized) of average portfolio loans, compared to net recoveries of $3.1 million, or (0.96)% (annualized) of average portfolio loans for the fourth quarter of 2013 and net recoveries of $0.7 million, or (0.21)% (annualized) of average portfolio loans for the third quarter of 2014.

Noninterest Income:  Noninterest income totaled $4.6 million for the fourth quarter of 2014, compared to $3.1 million for both the fourth quarter of 2013 and the third quarter of 2014.

The $1.5 million increase from the fourth quarter of 2013 is primarily the result of a $1.1 million gain on sale of a private equity investment during the fourth quarter of 2014 and a $0.4 million increase in other noninterest income, which is primarily due to swap fee income.

The $1.5 million increase from the third  quarter of 2014 is primarily the result of  a $1.1 million gain on sale of a private equity investment during the fourth quarter of 2014, a $0.2 million increase in other noninterest income primarily due to 2014 swap fee income, and a $0.1 million increase in gain on sale of mortgage loans.

Noninterest Expense:    Noninterest expense totaled $14.1 million for the fourth quarter of 2014, compared to $15.1 million for the fourth quarter of 2013 and $13.4 million for the third quarter of 2014.

The $1.0 million decrease in noninterest expense from the fourth quarter of 2013 consisted of a $0.1 million decrease in other real estate expense due to a reduction of income from income producing properties compared to the prior year, a $0.6 million decrease in personnel expense, and a $0.1 million decrease in general and administrative expense, primarily due to the reduction in expense related to the 2013 charter consolidation and rebranding, offset in part by an increase in the provision for unfunded loan commitments.

The $0.7 million increase in noninterest expense from third quarter of 2014 was due to a $0.5 million increase in other real estate expense, a $0.5 million increase in general and administrative expense primarily from increased professional fees and an increase in the provision for unfunded loan commitments, and a $0.2 million increase in occupancy expense, offset by a $0.4 million decrease in personnel expense.

Income Tax:  Income tax expense totaled $3.5 million for the fourth quarter of 2014, compared to $4.3 million for the fourth quarter of 2013 and $3.2 million for the third quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The fourth quarter of 2014 effective tax rate was 37.5%.

Year-to-date Results:

Summary:  Net income was $21.0 million for the year ended December 31, 2014, compared to $17.4 million for the year ended December 31, 2013.  The $3.6 million increase in net income from 2013 is the result of a $2.3 million increase in net interest income, primarily driven by lower interest expense on deposits and a reduction in interest expense due to the redemption of the 10.5% Trust Preferred Securities in third quarter of 2013, a $5.3 million increase in noninterest income, primarily resulting from the pre-tax net gain on sale of community bank branches, offset in part by a $1.6 million increase in noninterest expense due to decreased gains recognized on sales of other real estate properties,  offset in part by decreased write downs on other real estate properties, and a $0.6 million decrease in the negative provision for loan losses.

Net Interest Income:    Net interest income totaled $65.0 million for 2014, compared to $62.7 million for 2013, an increase of $2.3 million, or 4%,  primarily driven by lower interest expense on deposits and a reduction in interest expense due to the redemption of the 10.5% Trust Preferred Securities in third quarter of 2013.  Year-to-date net interest margin was 3.45%, compared to 3.19% for 2013.  Included in interest income for 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by the loss share agreement and $0.8 million due to interest recovery on nonaccrual loans.  The net effects of these adjustments on the net interest margin was an  8 basis point increase for 2014.    With the rate environment remaining low, earning assets are repricing at lower rates.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses was a credit (or negative) of $6.6 million for 2014, compared to a credit of $7.2 million for 2013.  Net charge-offs totaled $1.6 million, or

0.12% (annualized) of average portfolio loans for the year ended December 31, 2014, compared to $2.8 million, or 0.22% (annualized) of average portfolio loans for the year ended December 31, 2013.

Noninterest Income:  Noninterest income totaled $18.9 million for 2014, compared to $13.6 million for 2013.  The increase primarily consists of the $4.4 million recognized as the pre-tax net gain on sales of the community bank branches, a  $1.9 million gain on the sale of a private equity investment and the sale of a stock investment acquired in a prior year repossession, a $0.4 million increase in other noninterest income, offset in part by the $1.1 million decline in gains on sales of mortgage loans and a $0.3 million decrease in service charges and fees.

Noninterest Expense:    Noninterest expense totaled $56.9 million for 2014, compared to $55.3 million for 2013.  The increase consists of a $1.7 million increase in other real estate expense, primarily from decreased gains on sales of other real estate properties, offset in part by decreased write downs on other real estate properties, a $0.2 million increase in occupancy expense, a $0.5 million decrease in FDIC and other insurance, and a  $0.2 million increase in general and administrative expense, primarily the result of increased legal fees and consulting fees, offset in part by a decrease in the provision for unfunded loan commitments and the reduction in expense related to the 2013 charter consolidation  and rebranding.

Income Tax:  Income tax expense totaled $12.6 million for 2014, compared to $10.8 million for 2013.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 37.5% as of December 31, 2014.

Conference Call

Southwest will host a conference call to review these results on Wednesday, January 21, 2015 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10058191.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb150121.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10058191.  Telephone replay access will be available until 9:00 a.m. Eastern Time on February 6, 2015.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At December 31, 2014,  Southwest had total assets of $1.9 billion, deposits of $1.5 billion, and shareholders’ equity of $270.8 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of December 31, 2014, approximately $413.8 million, or 30%, of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2014 through the date its financial statements are filed with the Securities and Exchange Commission.  The December 31,  2014 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Fourth Quarter	Third Quarter		Fourth Quarter
QUARTERLY HIGHLIGHTS	2014		% Change	2013	% Change
Operations
Net interest income	$16,592	$15,837	5%	$16,637	(0)%
Provision for loan losses	(2,386)	(2,897)	(18)	(6,502)	(63)
Noninterest income	4,576	3,084	48	3,068	49
Noninterest expense	14,115	13,358	6	15,065	(6)
Income before taxes	9,439	8,460	12	11,142	(15)
Taxes on income	3,540	3,172	12	4,310	(18)
Net income	5,899	5,288	12	6,832	(14)
Diluted earnings per share	0.30	0.27	11	0.35	(14)
Balance Sheet
Total assets	1,942,034	1,900,948	2	1,981,423	(2)
Loans held for sale	1,485	4,368	(66)	3,060	(51)
Portfolio loans	1,398,506	1,363,020	3	1,267,843	10
Total deposits	1,533,999	1,494,946	3	1,584,086	(3)
Total shareholders' equity	270,786	271,966	(0)	259,187	4
Book value per common share	14.11	13.90	2	13.13	7
Key Ratios
Net interest margin	3.52%	3.44%		3.42%
Efficiency ratio	66.68	70.60		76.45
Total capital to risk-weighted assets	20.96	21.34		21.59
Nonperforming loans to portfolio loans	0.67	1.10		1.57
Shareholders' equity to total assets	13.94	14.31		13.08
Tangible common equity to tangible assets*	13.89	14.25		13.03
Return on average assets (annualized)	1.22	1.12		1.37
Return on average common equity (annualized)	8.62	7.69		10.59
Return on average tangible common equity (annualized)**	8.66	7.72		10.64

	Year
YEAR-TO-DATE HIGHLIGHTS	2014	2013	% Change
Operations
Net interest income	$65,004	$62,650	4%
Provision for loan losses	(6,624)	(7,209)	(8)
Noninterest income	18,931	13,643	39
Noninterest expense	56,912	55,311	3
Income before taxes	33,647	28,191	19
Taxes on income	12,617	10,756	17
Net income	21,030	17,435	21
Diluted earnings per share	1.07	0.89	20
Balance Sheet
Total assets	1,942,034	1,981,423	(2)
Loans held for sale	1,485	3,060	(51)
Portfolio loans	1,398,506	1,267,843	10
Total deposits	1,533,999	1,584,086	(3)
Total shareholders' equity	270,786	259,187	4
Book value per common share	14.11	13.13	7
Key Ratios
Net interest margin	3.45%	3.19%
Efficiency ratio	67.80	72.50
Total capital to risk-weighted assets	20.96	21.59
Nonperforming loans to portfolio loans	0.67	1.57
Shareholders' equity to total assets	13.94	13.08
Tangible common equity to tangible assets*	13.89	13.03
Return on average assets (annualized)	1.09	0.86
Return on average common equity (annualized)	7.82	6.90
Return on average tangible common equity (annualized)**	7.85	6.94

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	December 31,	December 31,
	2014	2013
Assets
Cash and due from banks	$19,705	$28,062
Interest-bearing deposits	121,231	251,777
Cash and cash equivalents	140,936	279,839
Securities held to maturity (fair values of $12,880 and $12,115, respectively)	12,362	11,720
Securities available for sale (amortized cost of $352,275 and $385,423, respectively)	353,231	382,479
Loans held for sale	1,485	3,060
Loans receivable (includes loss share of $0 and $1,812, respectively)	1,398,506	1,267,843
Less: Allowance for loan losses	(28,452)	(36,663)
Net loans receivable	1,370,054	1,231,180
Accrued interest receivable	4,723	5,335
Non-hedge derivative asset	787	-
Premises and equipment, net	18,588	20,833
Other real estate	3,097	2,654
Goodwill	1,214	1,214
Other intangible assets, net	3,927	4,980
Other assets	31,630	38,129
Total assets	$1,942,034	$1,981,423

Liabilities
Deposits:
Noninterest-bearing demand	$496,128	$444,796
Interest-bearing demand	122,342	120,156
Money market accounts	461,679	439,981
Savings accounts	32,795	41,727
Time deposits of $100,000 or more	198,952	251,185
Other time deposits	222,103	286,241
Total deposits	1,533,999	1,584,086
Accrued interest payable	769	832
Non-hedge derivative liability	787	-
Other liabilities	9,920	10,293
Other borrowings	79,380	80,632
Subordinated debentures	46,393	46,393
Total liabilities	1,671,248	1,722,236

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,810,877 shares issued and 19,732,926 shares issued and outstanding, respectively	19,811	19,733
Additional paid-in capital	101,245	99,937
Retained earnings	160,427	142,528
Accumulated other comprehensive loss	(395)	(3,011)
Treasury stock, at cost, 617,818 and 0 shares, respectively	(10,302)	-
Total shareholders' equity	270,786	259,187
Total liabilities and shareholders' equity	$1,942,034	$1,981,423

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the year
	December 31,	September 30,	December 31,	ended December 31,
	2014	2014	2013	2014	2013
Interest income
Loans	$16,423	$15,683	$16,499	$64,224	$66,162
Investment securities	1,506	1,534	1,747	6,318	6,655
Other interest-earning assets	287	274	332	1,250	1,097
Total interest income	18,216	17,491	18,578	71,792	73,914

Interest expense
Interest-bearing deposits	835	864	1,148	3,655	5,559
Other borrowings	225	227	225	900	892
Subordinated debentures	564	563	568	2,233	4,813
Total interest expense	1,624	1,654	1,941	6,788	11,264

Net interest income	16,592	15,837	16,637	65,004	62,650

Provision for loan losses	(2,386)	(2,897)	(6,502)	(6,624)	(7,209)

Net interest income after provision for loan losses	18,978	18,734	23,139	71,628	69,859

Noninterest income
Service charges and fees	2,526	2,492	2,635	10,222	10,491
Gain on sale of branches, net	-	-	-	4,378	-
Gain on sales of mortgage loans	480	382	385	1,549	2,649
Gain on sale/call of investment securities, net	1,120	-	-	1,884	-
Other noninterest income	450	210	48	898	503
Total noninterest income	4,576	3,084	3,068	18,931	13,643

Noninterest expense
Salaries and employee benefits	7,428	7,804	8,057	31,830	31,877
Occupancy	2,805	2,612	2,805	10,969	10,779
FDIC and other insurance	295	299	460	1,305	1,764
Other real estate, net	235	(220)	330	594	(1,098)
General and administrative	3,352	2,863	3,413	12,214	11,989
Total noninterest expense	14,115	13,358	15,065	56,912	55,311
Income before taxes	9,439	8,460	11,142	33,647	28,191
Taxes on income	3,540	3,172	4,310	12,617	10,756
Net income	$5,899	$5,288	$6,832	$21,030	$17,435

Basic earnings per common share	$0.30	$0.27	$0.35	$1.07	$0.89
Diluted earnings per common share	0.30	0.27	0.35	1.07	0.89
Common dividends declared per share	0.04	0.04	-	0.16	-

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	December 31, 2014		September 30, 2014		December 31, 2013
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,369,852	4.76%	$1,356,729	4.59%	$1,288,487	5.08%
Investment securities	367,978	1.62	378,924	1.61	390,160	1.78
Other interest-earning assets	132,418	0.86	88,653	1.23	253,327	0.52
Total interest-earning assets	1,870,248	3.86	1,824,306	3.80	1,931,974	3.82
Other assets	44,268		43,339		47,369
Total assets	$1,914,516		$1,867,645		$1,979,343

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$114,035	0.11%	$109,245	0.12%	$111,744	0.11%
Money market accounts	466,937	0.15	437,632	0.14	426,090	0.17
Savings accounts	32,824	0.10	32,076	0.10	41,021	0.10
Time deposits	427,582	0.57	440,317	0.60	555,762	0.66
Total interest-bearing deposits	1,041,378	0.32	1,019,270	0.34	1,134,617	0.40
Other borrowings	79,932	1.12	85,423	1.05	78,933	1.13
Subordinated debentures	46,393	4.86	46,393	4.85	46,393	4.90
Total interest-bearing liabilities	1,167,703	0.55	1,151,086	0.57	1,259,943	0.61

Noninterest-bearing demand deposits	465,466		432,255		452,849
Other liabilities	9,765		11,442		10,564
Shareholders' equity	271,582		272,862		255,987
Total liabilities and shareholders' equity	$1,914,516		$1,867,645		$1,979,343

Net interest income and spread		3.31%		3.23%		3.21%
Net interest margin (1)		3.52%		3.44%		3.42%
Average interest-earning assets
to average interest-bearing liabilities	160.16%		158.49%		153.34%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE (Dollars in thousands)	Table 5

	For the year ended December 31,
	2014		2013
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,334,323	4.81%	$1,315,001	5.03%
Investment securities	379,924	1.66	377,460	1.76
Other interest-earning assets	170,563	0.73	272,940	0.40
Total interest-earning assets	1,884,810	3.81	1,965,401	3.76
Other assets	46,894		63,865
Total assets	$1,931,704		$2,029,266

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$121,976	0.12%	$122,106	0.12%
Money market accounts	440,658	0.14	420,767	0.19
Savings accounts	38,147	0.10	39,397	0.11
Time deposits	472,820	0.60	617,824	0.74
Total interest-bearing deposits	1,073,601	0.34	1,200,094	0.46
Other borrowings	82,965	1.08	74,115	1.20
Subordinated debentures	46,393	4.81	71,243	6.76
Total interest-bearing liabilities	1,202,959	0.56	1,345,452	0.84

Noninterest-bearing demand deposits	449,052		420,347
Other liabilities	10,612		10,925
Shareholders' equity	269,081		252,542
Total liabilities and shareholders' equity	$1,931,704		$2,029,266

Net interest income and spread		3.25%		2.92%
Net interest margin (1)		3.45%		3.19%
Average interest-earning assets
to average interest-bearing liabilities	156.68%		146.08%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2014				2013
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$752,971	$757,878	$769,021	$766,178	$752,279	$757,435	$802,138	$836,843
One-to-four family residential	77,531	78,985	79,542	84,619	83,988	84,645	81,698	78,369
Real estate construction:
Commercial	186,659	166,379	166,981	166,007	143,848	163,307	159,227	139,829
One-to-four family residential	10,464	11,030	8,359	6,629	4,646	4,464	5,241	5,015
Commercial	350,410	330,738	300,163	266,311	255,058	264,565	237,221	233,939
Installment and consumer:
Guaranteed student loans	37	127	4,282	4,318	4,394	4,471	4,520	4,576
Other	21,919	22,251	23,352	26,060	26,690	27,738	28,044	28,644
Total loans, including held for sale	1,399,991	1,367,388	1,351,700	1,320,122	1,270,903	1,306,625	1,318,089	1,327,215
Less allowance for loan losses	(28,452)	(30,917)	(33,083)	(34,925)	(36,663)	(40,081)	(40,352)	(42,853)
Total loans, net	$1,371,539	$1,336,471	$1,318,617	$1,285,197	$1,234,240	$1,266,544	$1,277,737	$1,284,362
LOANS BY SEGMENT
Oklahoma banking	$772,716	$777,037	$773,665	$754,698	$681,999	$681,749	$656,356	$628,747
Texas banking	460,680	424,640	408,385	372,018	366,697	414,433	444,327	495,815
Kansas banking	146,043	142,547	145,248	170,720	198,992	206,802	210,189	195,355
Subtotal	1,379,439	1,344,224	1,327,298	1,297,436	1,247,688	1,302,984	1,310,872	1,319,917
Mortgage banking	20,552	23,164	24,402	22,686	23,215	3,641	7,217	7,298
Total loans	$1,399,991	$1,367,388	$1,351,700	$1,320,122	$1,270,903	$1,306,625	$1,318,089	$1,327,215
NONPERFORMING LOANS BY TYPE
Construction & development	$73	$77	$82	$80	$2,721	$5,789	$6,119	$6,539
Commercial real estate	2,195	7,504	7,613	7,541	7,766	15,378	15,112	15,975
Commercial	6,044	6,149	7,484	7,992	8,819	10,991	10,790	11,940
One-to-four family residential	1,100	1,274	1,180	470	513	467	492	701
Consumer	1	55	119	2	53	55	64	74
Total nonperforming loans	$9,413	$15,059	$16,478	$16,085	$19,872	$32,680	$32,577	$35,229
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$1,867	$6,410	$7,149	$7,056	$5,547	$3,279	$1,678	$2,000
Texas banking	5,699	5,777	5,636	5,793	11,902	24,963	26,294	28,817
Kansas banking	1,847	2,872	3,693	3,236	2,423	4,438	4,605	4,412
Total nonperforming loans	$9,413	$15,059	$16,478	$16,085	$19,872	$32,680	$32,577	$35,229
OTHER REAL ESTATE BY TYPE
Construction & development	$2,035	$2,130	$2,130	$2,130	$130	$1,333	$972	$1,389
Commercial real estate	1,062	1,318	2,155	2,524	2,524	360	839	10,276
Total other real estate	$3,097	$3,448	$4,285	$4,654	$2,654	$1,693	$1,811	$11,665
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$-	$-	$-	$-	$-	$-	$-	$1,980
Texas banking	2,000	2,000	2,000	2,000	-	-	-	7,227
Kansas banking	1,097	1,448	2,285	2,654	2,654	1,693	1,811	2,458
Total other real estate	$3,097	$3,448	$4,285	$4,654	$2,654	$1,693	$1,811	$11,665
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2014					2013
	Dec. 31	Sep. 30		Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$2,004	$19,307		$18,842	$22,220	$21,501	$22,222	$20,745	$19,968
Commercial real estate	26,108	40,623		60,559	64,257	70,654	64,505	65,518	64,287
Commercial	5,842	4,090		4,299	4,807	7,107	10,028	10,136	8,220
One-to-four family residential	83	355		475	481	488	414	1,071	1,157
Total potential problem loans	$34,037	$64,375		$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$24,950	$23,895		$23,887	$29,208	$29,005	$31,345	$31,495	$32,246
Texas banking	6,283	38,586		57,044	58,361	65,079	59,561	58,710	51,978
Kansas banking	2,804	1,894		3,244	4,196	5,666	6,263	7,265	9,408
Total potential problem loans	$34,037	$64,375		$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
LOANS OUT OF MARKET
Net balance of loans out of market:
Arizona	$13,615	$14,397		$14,984	$15,348	$19,458	$30,516	$31,564	$33,017
Kentucky	16,244	14,648		14,273	13,415	12,404	10,088	11,860	10,144
North Carolina	13,757	13,711		13,323	13,494	13,070	10,161	300	407
Colorado	15,057	14,048		13,269	13,705	12,553	12,358	8,586	3,067
Iowa	11,305	11,369		11,501	22,178	22,316	22,438	22,537	22,659
California	8,985	9,000		9,527	8,869	9,154	9,472	9,632	10,866
Mississippi	9,668	8,474		8,582	8,712	8,823	8,929	9,233	9,170
North Dakota	4,856	6,011	-	6,271	15	15	16	16	17
Hawaii	9,002	-		-	-	-	-	-	-
Tennessee	9,672	7,005		6,555	6,684	6,048	6,136	6,171	6,246
Other	18,184	10,449		14,604	13,770	18,814	31,139	35,409	32,444
Total loans out of market	$130,345	$109,112		$112,889	$116,190	$122,655	$141,253	$135,308	$128,037
Nonperforming loans out of market:
Arizona	$5,014	$5,174		$5,381	$5,441	$9,302	$11,205	$12,167	$13,419
New Jersey	-	66		594	1,094	-	-	-	-
New York	-	-		-	-	-	1,033	1,048	-
Florida	-	235		240	246	252	258	264	270
Colorado	-	-		-	-	-	-	-	131
Other	39	112		-	-	-	-	1	-
Total nonperforming out of market	$5,053	$5,587		$6,215	$6,781	$9,554	$12,496	$13,480	$13,820
Potential problem loans out of market:
Iowa	$11,257	$11,336		$11,414	$11,490	$11,568	$11,645	$11,719	$11,792
Arizona	1,123	1,138		1,152	1,167	-	-	-	-
California	-	-		461	474	482	499	512	524
Florida	48	53		58	62	66	71	75	80
New Jersey	-	-		-	-	1,094	1,170	1,244	-
Total potential problem loans out of market	$12,428	$12,527		$13,085	$13,193	$13,210	$13,385	$13,550	$12,396
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

	2014				2013
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
ALLOWANCE ACTIVITY
Balance, beginning of period	$30,917	$33,083	$34,925	$36,663	$40,081	$40,352	$42,853	$46,718
Charge offs	377	1,156	1,991	3,392	2,681	600	2,072	4,651
Recoveries	298	1,887	504	2,640	5,765	658	447	288
Net charge offs (recoveries)	79	(731)	1,487	752	(3,084)	(58)	1,625	4,363
Provision for loan losses	(2,386)	(2,897)	(355)	(986)	(6,502)	(329)	(876)	498
Balance, end of period	$28,452	$30,917	$33,083	$34,925	$36,663	$40,081	$40,352	$42,853
NET CHARGE OFFS BY TYPE
Construction & development	$-	$-	$-	$655	$(4,845)	$(20)	$111	$(19)
Commercial real estate	(34)	(640)	583	(2,243)	(62)	274	7	416
Commercial	(45)	22	652	2,267	1,883	(169)	1,085	3,751
One-to-four family residential	84	11	(2)	(18)	(40)	(165)	363	167
Consumer	74	(124)	254	91	(20)	22	59	48
Total net charge offs (recoveries) by type	$79	$(731)	$1,487	$752	$(3,084)	$(58)	$1,625	$4,363
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$248	$67	$763	$229	$(1,294)	$(203)	$200	$589
Texas banking	(36)	(611)	244	(1,586)	(2,314)	(80)	1,356	3,241
Kansas banking	(133)	(187)	480	2,109	524	225	69	533
Total net charge offs (recoveries) by segment	$79	$(731)	$1,487	$752	$(3,084)	$(58)	$1,625	$4,363

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

	2014				2013
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.30	$0.27	$0.31	$0.19	$0.35	$0.19	$0.22	$0.12
Diluted earnings per common share	0.30	0.27	0.31	0.19	0.35	0.19	0.22	0.12
Common dividends declared per share	0.04	0.04	0.04	0.04	-	-	-	-
Book value per common share	14.11	13.90	13.71	13.37	13.13	12.83	12.67	12.72
Tangible book value per share*	14.05	13.83	13.65	13.31	13.07	12.77	12.60	12.66
COMMON STOCK
Shares issued	19,810,877	19,793,623	19,793,123	19,786,206	19,732,926	19,703,313	19,692,606	19,692,038
Less treasury shares	617,818	223,005	-	-	-	-	-	-
Outstanding shares	19,193,059	19,570,618	19,793,123	19,786,206	19,732,926	19,703,313	19,692,606	19,692,038
OTHER FINANCIAL DATA
Investment securities	$365,593	$370,607	$385,873	$386,987	$394,199	$382,001	$372,403	$365,605
Loans held for sale	1,485	4,368	6,803	5,741	3,060	3,641	7,217	7,297
Portfolio loans	1,398,506	1,363,020	1,344,897	1,314,381	1,267,843	1,302,984	1,310,872	1,319,918
Total loans	1,399,991	1,367,388	1,351,700	1,320,122	1,270,903	1,306,625	1,318,089	1,327,215
Total assets	1,942,034	1,900,948	1,885,158	2,012,053	1,981,423	1,972,367	2,031,962	2,091,694
Total deposits	1,533,999	1,494,946	1,463,855	1,605,906	1,584,086	1,583,791	1,615,961	1,677,668
Other borrowings	79,380	75,884	90,760	85,692	80,632	78,663	74,334	70,872
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393	81,963	81,963
Total shareholders' equity	270,786	271,966	271,351	264,586	259,187	252,802	249,420	250,509
Mortgage servicing portfolio	410,315	401,756	397,339	391,303	390,732	383,400	368,825	356,032
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	530	597	667	1,925	2,058	2,185	2,306	2,424
Mortgage servicing rights	3,397	3,269	3,182	3,006	2,922	2,837	2,675	2,445
Total intangible assets	$5,141	$5,080	$5,063	$6,145	$6,194	$6,236	$6,195	$6,083
Intangible amortization expense	$193	$195	$210	$183	$278	$314	$313	$410
DEPOSIT COMPOSITION
Non-interest bearing demand	$496,128	$445,148	$427,431	$471,568	$444,796	$436,904	$412,176	$416,979
Interest-bearing demand	122,342	104,807	124,712	132,622	120,156	106,176	138,502	125,914
Money market accounts	461,679	477,614	430,296	440,875	439,981	423,720	408,145	437,629
Savings accounts	32,795	33,398	31,187	47,532	41,727	39,727	38,611	39,733
Time deposits of $100,000 or more	198,952	203,090	209,059	236,035	251,185	270,916	295,179	317,270
Other time deposits	222,103	230,889	241,170	277,274	286,241	306,348	323,348	340,143
Total deposits**	$1,533,999	$1,494,946	$1,463,855	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
OFFICES AND EMPLOYEES
FTE Employees	359	351	364	397	402	407	408	412
Branches	21	21	21	24	23	23	22	22
Assets per employee	$5,410	$5,416	$5,179	$5,068	$4,929	$4,846	$4,980	$5,077
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,533,999	$1,494,946	$1,463,855	$1,605,906	$1,584,086	$1,583,791	$1,615,961	$1,677,668
Less:
Brokered time deposits	3,373	2,952	1,348	1,347	1,347	1,343	4,904	5,760
Other brokered deposits	73,425	98,425	48,424	3,424	3,423	3,423	3,422	3,422
Non-brokered deposits	$1,457,201	$1,393,569	$1,414,083	$1,601,135	$1,579,316	$1,579,025	$1,607,635	$1,668,486
Plus:
Sweep repurchase agreements	54,380	50,884	65,760	60,692	55,631	53,663	49,334	45,872
Core funding	$1,511,581	$1,444,453	$1,479,843	$1,661,827	$1,634,947	$1,632,688	$1,656,969	$1,714,358

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

	2014				2013
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	1.22%	1.12%	1.27%	0.75%	1.37%	0.75%	0.87%	0.46%
Return on average common equity (annualized)	8.62	7.69	9.19	5.68	10.59	5.99	7.00	3.89
Return on average tangible common equity
(annualized)*	8.66	7.72	9.24	5.71	10.64	6.02	7.03	3.90
Net interest margin (annualized)	3.52	3.44	3.50	3.33	3.42	3.11	3.07	3.16
Total dividends declared to net income	12.93	14.88	12.86	21.40	-	-	-	-
Effective tax rate	37.50	37.49	37.50	37.49	38.68	38.01	33.74	43.88
Efficiency ratio	66.68	70.60	61.77	74.15	76.45	69.18	68.93	75.16
NONPERFORMING ASSETS
Nonaccrual loans	$9,276	$15,059	$16,478	$16,085	$19,819	$32,678	$32,575	$35,229
90 days past due and accruing	137	-	-	-	53	2	2	-
Total nonperforming loans	9,413	15,059	16,478	16,085	19,872	32,680	32,577	35,229
Other real estate	3,097	3,448	4,285	4,654	2,654	1,693	1,811	11,665
Total nonperforming assets	$12,510	$18,507	$20,763	$20,739	$22,526	$34,373	$34,388	$46,894
Potential problem loans	$34,037	$64,375	$84,175	$91,765	$99,750	$97,169	$97,470	$93,632
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	0.89%	1.36%	1.54%	1.57%	1.77%	2.63%	2.62%	3.52%
Nonperforming loans to portfolio loans	0.67	1.10	1.23	1.22	1.57	2.51	2.49	2.67
Allowance for loan losses to portfolio loans	2.03	2.27	2.46	2.66	2.89	3.08	3.08	3.24
Allowance for loan losses to
nonperforming loans	302.26	205.29	200.77	217.13	184.50	122.65	123.87	121.64
Net loan charge-offs to average portfolio
loans (annualized)	0.02%	(0.21)%	0.45	0.24	(0.96)	(0.02)	0.50	1.32
CAPITAL RATIOS
Average total shareholders' equity to
average assets	14.19%	14.61%	13.77%	13.18%	12.93%	12.53%	12.41%	11.92%
Leverage ratio	16.45	16.86	15.95	15.09	14.86	14.78	16.10	15.59
Tier 1 capital to risk-weighted assets	19.70	20.05	20.13	19.98	20.28	20.21	22.48	22.25
Total capital to risk-weighted assets	20.96	21.34	21.43	21.29	21.59	21.52	23.78	23.54
Tangible common equity to tangible assets***	13.89	14.25	14.34	13.10	13.03	12.76	12.22	11.93
REGULATORY CAPITAL DATA
Tier I capital	$314,216	$314,120	$309,600	$299,938	$292,051	$296,488	$326,831	$324,659
Total capital	334,348	334,456	329,586	319,516	310,867	315,570	345,717	343,562
Total risk adjusted assets	1,595,032	1,566,996	1,537,903	1,500,957	1,439,934	1,466,672	1,453,878	1,459,465
Average total assets	1,910,688	1,863,127	1,941,064	1,987,231	1,964,920	2,006,525	2,030,064	2,082,789
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$270,786	$271,966	$271,351	$264,586	$259,187	$252,802	$249,420	$250,509
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible common equity	$269,572	$270,752	$270,137	$263,372	$257,973	$251,588	$248,206	$249,295
Total assets	$1,942,034	$1,900,948	$1,885,158	$2,012,053	$1,981,423	$1,972,367	$2,031,962	$2,091,694
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$1,940,820	$1,899,734	$1,883,944	$2,010,839	$1,980,209	$1,971,153	$2,030,748	$2,090,480
Total shareholders' equity to total assets	13.94%	14.31%	14.39%	13.15%	13.08%	12.82%	12.27%	11.98%
Tangible common equity to tangible assets	13.89%	14.25%	14.34%	13.10%	13.03%	12.76%	12.22%	11.93%

Balance sheet amounts and ratios are as of period end unless otherwise noted.